EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-166446 and 333-179843 on Form S-3 and Registration Statement Nos. 333-139661 and 333-149106 on Form S-8 of our report dated February 22, 2013, relating to the consolidated financial statements and financial statement schedule of Spectra Energy Corp, and the effectiveness of Spectra Energy Corp’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Spectra Energy Corp for the year ended December 31, 2012.

/s/	Deloitte & Touche LLP

Houston, Texas February 22, 2013